SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 1, 2004

FIRST CONSULTING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 W. Ocean Blvd. 4th Floor, Long Beach, CA		90802
(Address of principal executive offices)		(Zip Code)

(562) 624-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

On June 1, 2004, FCG announced the results of the 2004 Annual Stockholder Meeting (election of Michael P. Downey, Robert G. Funari and Fatima J. Reep as directors and ratification of Grant Thornton LLP as FCG’s independent auditors for the 2004 fiscal year) and the appointment of Mitch Morris and Thomas Underwood to the Company’s management Executive Committee.  The press release announcing the foregoing is included with this report as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c)                                  Attached as Exhibit 99.1 to this report is FCG’s press release announcing the items discussed in Items 5 and 12 of this report.

Item 12.  Results of Operations and Financial Condition.

On June 1, 2004, FCG announced that it continues to expect second quarter 2004 results to meet or exceed its non-GAAP results for the first quarter of 2004.  The Company previously reported non-GAAP net revenues of $66 million and earnings of $.04 per share in the first quarter of 2004. The announcement is set forth in the fourth paragraph of the press release that is included as Exhibit 99.1 to this report.

The information in Item 12 of this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 12 of this report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.

Date: June 1, 2004	By:	/s/ Michael A. Zuercher
Michael A. Zuercher
VP, General Counsel and Secretary